Exhibit 10.1

AMENDMENT NO. 2 TO
MEDIA SUPPLY AGREEMENT
BETWEEN
EASTMAN KODAK COMPANY
AND
ANACOMP, INC.

AMENDMENT NO. 2 TO
MEDIA SUPPLY AGREEMENT
BETWEEN
EASTMAN KODAK COMPANY
AND
ANACOMP, INC.

        This AMENDMENT NO. 2 TO MEDIA SUPPLY AGREEMENT (the "Agreement") is made as of April 1, 2001 (the "Effective Date") between Eastman Kodak Company ("Kodak") and Anacomp, Inc. ("Anacomp").

        WHEREAS, Kodak and Anacomp have previously entered into the Media Supply Agreement dated as of December 17, 1998, as amended by the Amendment to the DL Master Distributor Media Purchase Agreement and Media Supply Agreement dated as of September 30, 1999 (the "Media Supply Agreement"), which, pursuant to Section F thereof, is due to expire on December 16, 2001;

        WHEREAS, Kodak and Anacomp have previously entered into the Distribution Agreement dated October 1, 1999 covering the greater Asia region (the "Distribution Agreement");

        WHEREAS, in exchange for the consideration set forth below, Anacomp and Kodak desire to amend the Media Supply Agreement in order to (1) extend the term for an additional two (2) years from December 17, 2001 to December 16, 2003; (2) effective December 17, 2001, allow Kodak to increase prices by a maximum of 1.2% from the then current prices on all Products (as defined in the Media Supply Agreement); (3) effective December 17, 2002, allow Kodak to increase prices by a maximum of 2% from the then current prices on all Products, provided that, for the period beginning on December 17, 2001 and ending on December 16, 2002, purchase volumes for all Products under the Media Supply Agreement (other than those Products purchased by Anacomp for resale by Kodak under the Distribution Agreement or for resale to Click Customers as defined in the Click Plan Purchase Agreement referred to below) shall decline by more than 25% from purchase volumes for such products during the period beginning on December 17, 2000 and ending on December 16, 2001.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including (a) the settlement of certain patent litigation among ASI, Kodak and Anacomp, (b) Amendment No. 1 to the Distribution Agreement between Kodak and Anacomp dated the date hereof, and (c) the Click Plan Purchase Agreement between Kodak and Anacomp dated the date hereof (the "Click Plan Purchase Agreement"), Kodak and Anacomp agree as follows:

        1.    Extension of Term.    Section F of the Media Supply Agreement is hereby amended to extend the term of the Media Supply Agreement for an additional two (2) years, from December 17, 2001 to December 16, 2003.

        2.    Price Increase.    Effective December 17, 2001, Kodak shall be permitted to increase prices of Products by a maximum of 1.2% from their then current prices, in lieu of any other price increases.

        3.    Subsequent Price Increase Contingency.    Provided that, for the period beginning on December 17, 2001 and ending on December 16, 2002, purchase volumes for all Products covered by the Media Supply Agreement (excluding those products purchased by Anacomp under the Media Supply Agreement for resale by Kodak under the Distribution Agreement or for resale to Click Customers as defined in the Click Plan Purchase Agreement) shall decline by more than 25% from purchase volumes for such products during the period beginning on December 17, 2000 and ending on December 16, 2001, then, effective December 17, 2002, Kodak shall be permitted to increase prices of Products by a maximum of 2% from their then current prices in lieu of any other price increases. If such volumes do not decline by more than 25% for such period, Kodak shall not be entitled to increase prices for the remainder of the term of the Media Supply Agreement. The parties shall have sixty (60) days from December 17, 2002, to determine whether or not the 25% volume decline has occurred.

        4.    Other Provisions.    The other provisions of the Media Supply Agreement not amended hereby shall remain in full force and effect.

        5.    Cooperation.    Anacomp and Kodak agree to execute such additional documents and to take such additional actions as are necessary to effectuate the purpose of the present agreement.

        6.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to that body of law controlling conflicts of law. The parties hereby consent to the jurisdiction of the state and federal courts of the State of New York. In any suit to enforce this Amendment, the prevailing party shall have the right to recover its costs and reasonable fees of attorneys, accountants and other professionals, including costs and fees on appeal. This Amendment and any rights or obligations hereunder may not be assigned by either party, except with the express prior written consent of the other party in connection with the sale by either party of all or a substantial part (50% or more) of its business relating to the Products, which consent shall not be unreasonably withheld. Any attempt to assign in contravention hereof shall be null and void. Either party shall respond to a request to consent to assign hereunder within 5 business days of receipt of such request. This Amendment shall not be modified or amended, except by an instrument in writing signed by both parties. This Amendment shall inure to the benefit of, and be binding upon, each party and such party's respective heirs, decedents, successors, assigns and legal representatives. If any provision of this Amendment is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Amendment shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment through their duly authorized representatives as of the Effective Date.

EASTMAN KODAK COMPANY	ANACOMP, INC.
By:	By:

Name:	Name:

Title:	Title: